Exhibit 99.1

Vringo Signs Agreement with Facebook®

Agreement Covers Vringo’s Use of the Facetones™ Mark and Domain Name

NEW YORK — February 15, 2012 — Vringo, Inc. (NYSE Amex: VRNG), a provider of software platforms for mobile social and video applications, announced today that it has entered into an agreement with Facebook, Inc., the world’s leading online social network, relating to the use of Vringo’s Facetones™ mark and domain name.

By entering into the agreement, the parties' potential dispute has been favorably resolved to the satisfaction of both parties. The agreement clarifies Vringo’s permitted use of the Facetones™ mark and domain name.

For further details on the agreement with Facebook®, please view the Form 8-K filed by Vringo with the Securities and Exchange Commission on February 15, 2012.

About Vringo

Vringo (NYSE Amex: VRNG) is a provider of software platforms for mobile social and video applications. With its award-winning video ringtone application and other mobile software platforms - including Facetones™, Video Remix and Fan Loyalty - Vringo transforms the basic act of making and receiving mobile phone calls into a highly visual, social experience. Vringo’s video ringtone service enables users to create or take video, images and slideshows from virtually anywhere and turn it into their visual call signature. In a first for the mobile industry, Vringo has introduced its patented VringForward technology, which allows users to share video clips with friends with a simple call. Vringo’s Facetones™ application creates an automated video slideshow using friends’ photos from social media web sites, which is played each time a user communicates with a friend using a mobile device. Vringo’s Video ReMix application, in partnership with music artists and brands, allows users to create their own music video by tapping on a Smartphone or tablet. Lastly, Fan Loyalty is a platform that lets users interact, vote and communicate with contestants in reality TV series that it partners with, as well as downloading and setting clips from such shows as video ringtones. Vringo’s video ringtone application has been heralded by The New York Times as "the next big thing in ringtones" and USA Today said it has "to be seen to be believed." For more information, visit: www.vringo.com

Exhibit 99.1

For comprehensive investor relations material, including fact sheets, white papers, conference calls and video regarding Vringo and its applications, please follow the appropriate link: Investor Portal, White Paper, Overview Video and Facetones™ Video.

Forward-Looking Statements

This press release includes forward-looking statements, which may be identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “should,” “seeks,” “future,” “continue,” or the negative of such terms, or other comparable terminology. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein. Factors that could cause actual results to differ materially include, but are not limited to: our ability to raise capital to fund our operations, the continued listing of our securities on the NYSE Amex, market acceptance of our products, our ability to protect our intellectual property rights, competition from other providers and products and other factors discussed from time to time in our filings with the Securities and Exchange Commission. Vringo expressly disclaims any obligation to publicly update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Contact:

Vringo, Inc.

Cliff Weinstein, VP Corporate Development

646-794-4226

cliff@vringo.com

Media Contact:

The Hodges Partnership

Caroline Platt & Stacey Brucia

804-788-1414

VringoPR@hodgespart.com

Financial Communications:

Trilogy Capital Partners, Inc.

Darren Minton, President

Toll-free: 800-592-6067

info@trilogy-capital.com